Exhibit 99.1

Beyond Meat Announces Early Tender Results and Early Settlement for

Exchange Offer and Consent Solicitation with Respect to Existing Convertible Notes

El Segundo, California. (October 13, 2025) — Beyond Meat, Inc. (NASDAQ: BYND) (the “Company” or “Beyond Meat”), a leader in plant-based meat, today announced the early tender results of its previously announced exchange offer (the “Exchange Offer”) to exchange any and all of its 0% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) for a pro rata portion of (i) up to $202.5 million in aggregate principal amount of its new 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “New Convertible Notes”) and (ii) up to 326,190,370 shares of its common stock (the “New Shares” and, together with the New Convertible Notes, the “Offered Securities”).

As of 5:00 p.m., New York City time, on October 10, 2025 (the “Early Tender Date”), based on information provided by MacKenzie Partners, Inc., which is acting as the exchange agent and information agent for the Exchange Offer (the “Exchange Agent”), $1,114,603,000 in aggregate principal amount of Existing Convertible Notes was validly tendered in the Exchange Offer and not validly withdrawn (such notes, the “Tendered Notes”) and related consents to the Proposed Amendments (as defined below) were validly delivered and not validly withdrawn as of such time. It was a condition to the Exchange Offer that a minimum of 85% of the aggregate principal amount of Existing Convertible Notes shall have been validly tendered (and, if applicable, not validly withdrawn). The Tendered Notes represent 96.92% of the aggregate outstanding principal amount of Existing Convertible Notes. As a result, the Company also announced that it will consummate the early settlement with respect to the Tendered Notes (the “Early Settlement”), which is expected to occur on October 15, 2025 (the “Early Settlement Date”), the second business day immediately following the Early Tender Date.

Beyond Meat President and CEO Ethan Brown commented, “We are pleased to announce this Early Settlement of the Exchange Offer for our Existing Convertible Notes, which marks a meaningful next step towards our goal of reducing leverage and extending debt maturity for Beyond Meat.”

The following table describes the early tender results at 5:00 p.m., New York City time, on October 10, 2025 (which is the Early Tender Date of the Exchange Offer and the Consent Solicitation, as defined below) as well as the Offered Securities expected to be issued at the Early Settlement:

Title	Aggregate Principal Amount of Existing Convertible Notes Tendered and Accepted	Percentage of Existing Convertible Notes Tendered and Accepted	Aggregate Principal Amount of New Convertible Notes Expected to be Issued(1)	Number of New Shares Expected to be Issued
0% Convertible Senior Notes due 2027	$1,114,603,000	96.92%	$196,217,000	316,150,176

(1)	Does not include the SteerCo Premium as defined and described below.

In addition, the Company agreed in the transaction support agreement (the “Transaction Support Agreement”), dated September 29, 2025, among the Company and certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes (the “Supporting Noteholders”) who held approximately 47% of the aggregate principal amount of the Existing

Convertible Notes as of the effective date of the Transaction Support Agreement, to pay or cause to be paid to the Supporting Noteholders, in proportion to the principal amount of Existing Notes held by each such Supporting Noteholder, a non-refundable amount equal to $12.5 million in aggregate principal amount of New Convertible Notes on the initial settlement date of the New Convertible Notes (the “SteerCo Premium”). As a result, the SteerCo Premium is expected to be issued on the Early Settlement Date, and a total of $208,717,000 in aggregate principal amount of New Convertible Notes is expected to be outstanding immediately following the Early Settlement Date.

By tendering Existing Convertible Notes in the Exchange Offer, each participating holder of Existing Convertible Notes is deemed to have agreed with the Company that from and after the Early Settlement Date and until 5:00 p.m., New York City time, on October 16, 2025, which is the record date of the special meeting to be held following the Exchange Offer, it will not transfer, sell, exchange, assign or convey any legal or beneficial ownership interest in, or any right, title or interest therein (including any right or power to vote), or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) any New Shares, or enter into any contract, option, or other agreement with respect to any of the foregoing; provided that an exchanging holder of Existing Convertible Notes may sell up to approximately 37.45% of the New Shares received by such holder in the Exchange Offer (the “Freely Tradeable Shares”) until 5:00 p.m., New York City time, on October 16, 2025, and, thereafter, will be able to sell all of the New Shares it receives in the Exchange Offer. With the exception of the Freely Tradeable Shares, the New Shares are expected to be issued into a Contra CUSIP (CUSIP NO. 088ESCAA6) intended to restrict the trading of such security for the duration of the lock-up period. The Company intends to publicly announce the release of the lock-up restrictions on or about 5:00 p.m., New York City time, on October 16, 2025. Holders of New Shares subject to the Contra CUSIP will no longer be contractually restricted from transferring such common shares following 5:00 p.m., New York City time, on October 16, 2025. Shares subject to the Contra CUSIP are expected to be allocated into the unrestricted CUSIP for the Company’s shares of common stock (CUSIP NO. 08862E109) over the course of the day on October 17, 2025, subject to the procedures of the Depository Trust Company (“DTC”) and of DTC participants.

Simultaneously with the Exchange Offer, the Company solicited consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Convertible Notes (the “Existing Convertible Notes Indenture”). The Proposed Amendments will eliminate substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes. As of 5:00 p.m., New York City time, on the Early Tender Date, the Company had obtained sufficient consents to effectuate the Proposed Amendments. As a result, the Proposed Amendments will become effective upon the Early Settlement Date.

For the remaining holders of Existing Convertible Notes that did not tender their Existing Convertible Notes prior to the Early Tender Date, the Exchange Offer will expire at 5:00 p.m., New York City time, on October 28, 2025 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended or earlier terminated. The withdrawal deadline for the Exchange Offer and Consent Solicitation occurred at 5:00 p.m., New York City time, on October 10, 2025 (the “Withdrawal Deadline”). As a result, and because the Withdrawal Deadline is not being extended, tenders of the Existing Convertible Notes and related consents may no longer be withdrawn, except in limited circumstances where additional withdrawal rights are required by law. If all conditions to the Exchange Offer have been or are concurrently satisfied or waived at or prior to the Expiration Deadline, unless extended, the Company will accept for exchange any remaining Existing Convertible Notes that were validly tendered in the Exchange Offer following the Early Tender Date and at or prior to the Expiration Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date, if any, will be promptly after the Expiration Deadline and is currently expected to occur on October 30, 2025, the second business day immediately following the Expiration Deadline.

The Exchange Offer and Consent Solicitation may each be amended or extended at any time prior to the Expiration Deadline and for any reason, and may be terminated or withdrawn if any of the conditions of the Exchange Offer and Consent Solicitation are not satisfied or waived by the Expiration Deadline (as it may be extended), subject to applicable law and, if applicable, the terms of the Transaction Support Agreement. Subject to applicable law and, if applicable, the terms of the Transaction Support Agreement, the Company may extend the Expiration Deadline at any time, which may or may not have the effect of extending the Withdrawal Deadline.

The New Convertible Notes and shares of common stock offered in the Exchange Offer are being offered only to holders of Existing Convertible Notes that are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (ii) “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) that beneficially own a minimum of $200,000 in aggregate principal amount of Existing Convertible Notes (“Eligible Holders”).

PJT Partners LP is acting as financial advisor to the Company and dealer manager (the “Dealer Manager”) in connection with the Exchange Offer and Consent Solicitation. MacKenzie Partners, Inc. is acting as the exchange agent and the information agent in connection with the Exchange Offer and Consent Solicitation. Questions concerning the Exchange Offer and Consent Solicitation may be directed to the Dealer Manager at 280 Park Avenue, New York, NY 10017, tel: 212-364-7117 or to the Exchange Agent at 7 Penn Plaza, Suite 503, New York, NY 10001, tel: 800-322-2885, e-mail: exchangeoffer@mackenziepartners.com. Eligible Holders should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Exchange Offer and Consent Solicitation. Latham & Watkins LLP is acting as legal counsel to the Company in connection with the Exchange Offer and Consent Solicitation. Houlihan Lokey Capital, Inc. is acting as financial advisor and Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to certain holders of Existing Convertible Notes that are party to the Transaction Support Agreement. Winston & Strawn LLP is acting as legal counsel to PJT Partners LP, as the Dealer Manager for the Exchange Offer and Consent Solicitation.

The New Convertible Notes and shares of common stock offered in the Exchange Offer, and shares of common stock issuable upon conversion of the New Convertible Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any other securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes and shares of common stock offered in the Exchange Offer, the shares of common stock issuable upon conversion of the New Convertible Notes, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare.

Beyond Meat Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding Beyond Meat’s ability to consummate the Exchange Offer. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including, risks related to Beyond Meat’s ability to realize the anticipated benefits of the Exchange Offer and Consent Solicitation and the risks discussed under the heading “Risk Factors” in Beyond Meat’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2025, Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025 and Beyond Meat’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, under the heading “Supplementary Risk Factors” in Beyond Meat’s Current Report on Form 8-K filed with the SEC on October 6, 2025, as well as other factors described from time to time in Beyond Meat’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If Beyond Meat does update one or more forward-looking statements, no inference should be made that Beyond Meat will make additional updates with respect to those or other forward-looking statements.

Contact Information

Media:

Shira Zackai

Shira.zackai@beyondmeat.com

Investors:

Raphael Gross

beyondmeat@icrinc.com